Exhibit 99.2

W HOLDING COMPANY, INC.
THE FINANCIAL COMPANY OF WESTERNBANK PUERTO RICO
ANNOUNCES FIRST QUARTER EARNINGS REVIEW TELECONFERENCE

Mayaguez, Puerto Rico, April 10, 2003, W HOLDING COMPANY, INC. (NYSE:WHI), the financial holding company of Westernbank Puerto Rico, announced today that Frank C. Stipes and Freddy Maldonado, Chief Executive Officer and Chief Financial Officer respectively will review W HOLDING’S first quarter results via teleconference on Tuesday, April 22, 2003 at 2:00 PM (EST). Please register at https://ww4.premconf.com/PremCallAudRSVP?PPass=310490.You will be assigned a Personal Identification Number (PIN) that should be used in order to join the conference. Conference dial-in numbers: Toll Free: 800-214-0694 or 1-719-955-1425, if you can’t dial in with the toll-free number. Conference passcode: 310490.

Westernbank Puerto Rico, the wholly-owned subsidiary of W HOLDING COMPANY, INC., is the third largest banking entity headquartered in Puerto Rico, in term of total assets operating throughout Puerto Rico through 50 full-fledged branches, including 31 in the Southwestern region of Puerto Rico, 8 in the Northeastern region, and 11 in the San Juan Metropolitan area of Puerto Rico. W HOLDING COMPANY, INC., also owns Westernbank Insurance Corp., a general insurance agent placing property, casualty, life and disability insurance, whose results of operations and financial condition are reported on a consolidated basis.

For further information contact: Frank C. Stipes, Esq., Chief Executive Officer, or Freddy Maldonado, Chief Financial Officer of the company at (787) 834-8000, Internet: Westernbank@wbpr.com or URL: http://www.wbpr.com